EXHIBIT 10.79

DECEMBER 2014 AMENDMENT
TO THE
PEPSICO PENSION EQUALIZATION PLAN DOCUMENT
The PepsiCo Pension Equalization Plan (“PEP”) is hereby amended as follows, effective as of January 1, 2014 unless otherwise provided herein:
I.

1.	The paragraph headed “Lump Sums” in the definition of Actuarial Equivalent in Article II of the main plan document for the PEP 409A program is amended to read as follows:
To determine the lump sum value of a Pension, a Pre-Retirement Spouse’s Pension under Section 4.6, or a Pre-Retirement Domestic Partner’s Pension under Section 4.12, the lump sum equivalent factors currently applicable to lump sum distributions under the Salaried Plan shall apply (disregarding transition factors).
2.    Section 3.2 of the main plan document for the PEP 409A program is amended to read as follows:

3.2    Service: A Participant’s entitlement to a Pension or, in the event the Participant dies before commencing a benefit hereunder, either a Pre-Retirement Spouse’s Pension for his Eligible Spouse or a Pre-Retirement Domestic Partner’s Pension for his Eligible Domestic Partner, shall be determined under Article IV based upon his period of Service. A Participant’s period of Service shall be determined under Article III of Part B of the Salaried Plan, except that any Salaried Plan provision which results in disregarding for certain purposes the pre-transfer Service of certain inpats who transfer to the United States shall not apply under this Plan before January 1, 2015, unless such earlier application avoids duplication of benefits under the Salaried Plan. If a Participant’s period of Service (as so determined) would extend beyond the Participant’s Separation from Service date because of a leave of absence, the Plan Administrator may provide for determining the Participant’s 409A Pension at Separation from Service by projecting the benefit the Participant would have if all such Service were taken into account under the Plan.
3.    Section 3.3 of the main plan document for the PEP 409A program is amended to read as follows:
3.3    Credited Service: Subject to the next two sentences, the amount of a Participant's Pension, Pre-Retirement Spouse's Pension or Pre-Retirement Domestic Partner's Pension shall be based upon the Participant's period of Credited Service, as determined under Article III of the Salaried Plan.

(a) Inpats. Any provision in Section 3.5 of Part B of the Salaried Plan which resulted in disregarding the pre-transfer Credited Service of certain inpats who transferred to the United States shall not apply under this Plan in the case of such inpats who transfer to the United States before October 1, 2014, unless such earlier application avoids duplication of benefits under the Salaried Plan.
(b) Leaves of Absence. If a Participant’s period of Credited Service (as so determined) would extend beyond the Participant’s Separation from Service date because of a leave of absence, the Plan Administrator may provide for determining the Participant’s 409A Pension at Separation from Service by projecting the benefit the Participant would have if all such Service were taken into account under the Plan.

II.
In the document for the PEP Pre-409A Program, the paragraph headed “Lump Sums” in the definition of Actuarial Equivalent in Article II is amended to read as follows:
To determine the lump sum value of a Pension, or a Pre-Retirement Spouse's Pension under Section 4.6, the factors applicable for such purposes under the Salaried Plan shall apply, except that when the term "PBGC Rate" is used in the Salaried Plan in this context it shall mean "PBGC Rate" as defined in this Plan. However, in determining a Pre-409A Pension, no change occurring on or after the Effective Date in the basis for determining lump sums from that in effect as of December 31, 2004 shall be taken into account to the extent that doing so would result in a different lump sum (or prior to January 1, 2015, a larger lump sum), but this sentence shall not apply for purposes of Section 5.1(b)(3), relating to the “Limit on the Pre-409A Pension Benefit.”
III.
Corrections to the Plan document necessary to carry forth the above amendments, including corrections to cross-references affected by these amendments, shall be made as necessary.
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This amended and restated Plan is hereby adopted and approved, to be effective as of January 1, 2014 (unless otherwise noted herein), this 16th day of December, 2014.

PEPSICO, INC.

By:	/s/ Cynthia M. Trudell
Cynthia M. Trudell
Executive Vice President, Human Resources and Chief Human Resources Officer

LAW DEPARTMENT APPROVAL:

By: /s/ Cynthia Nastanski
Cynthia Nastanski
Senior Vice President, Corporate Law and
Deputy Corporate Secretary

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